TherapeuticsMD, Inc. 10-Q

Exhibit 32.2

SECTION 1350 CERTIFICATION OF CHIEF FINANCIAL OFFICER

In connection with the quarterly report of TherapeuticsMD, Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Daniel A. Cartwright, Chief Financial Officer of the Company, certify to my best knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 4, 2016	/s/ Daniel A. Cartwright
Daniel A. Cartwright
Chief Financial Officer

A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.